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                   INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                               OF HERITAGE INCOME TRUST

              Agreement made  as of  this ____________ day  of____________, 1989 between Heritage Income Trust, a Massachusetts business trust (the "Trust"), and Heritage Asset Management, Inc. (the "Manager"), a Florida corporation.

              WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company consisting of several series (portfolios) of shares, each having its own investment policies; and

              WHEREAS, the Trust desires to retain the Manager as investment adviser and administrator to furnish administrative, investment advisory and portfolio management services to the Trust with respect to its existing portfolios and such other portfolios as the Trust and the Manager shall agree upon (collectively, the "Portfolios"), and the Manager is willing to furnish such services;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

              1. Appointment. The Trust hereby appoints Heritage Asset Management, Inc. as investment adviser and administrator of the Trust for the period and on the terms set forth in this Agreement. Heritage Asset Management, Inc. accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. In all matters relating to the performance of this Agreement, the Manager will act in conformity with the Declaration of Trust, Bylaws and current Prospectus and Statement of Additional Information of the Trust and with the instructions and directions of the Trust's Board of Trustees and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

              2. Duties as Investment Adviser. Subject to the supervision of the Trust's Board of Trustees, the Manager will provide a continuous investment program for each Portfolio, including investment research and management with respect to all securities, investments and cash equivalents in each Portfolio. The Manager will determine from time to time what securities and other investments will be purchased, retained or sold by each Portfolio. The Manager will provide the services under this Agreement in accordance with the investment objective, policies and restrictions as stated in the Trust's current Prospectus and Statement of Additional Information.

              The Manager will place orders pursuant to its investment determinations for each Portfolio either directly with the issuer or through any brokers or dealers. In the selection of brokers or dealers and the placement of orders for the purchase and sale of portfolio investments for the Portfolios, the Manager shall use its best efforts to obtain for the Portfolios the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for

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     brokerage  and research  services  as described  below.  In using  its best efforts to obtain the most favorable price and execution available, the Manager, bearing in mind the Trust's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Trust may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Portfolio to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Trust and to other clients of the Manager as to which the Manager exercises investment discretion. In no instance will portfolio securities of any Portfolio be purchased from or sold to the Manager or any affiliated person of the Manager. The Trust agrees that any entity or person associated with the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust has consented to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

              The Manager will provide the Board of Trustees of the Trust on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of the Manager.

              Any of the foregoing functions with respect to any or all Portfolios may be delegated by the Manager, at the Manager's expense, to another appropriate party (including an affiliated party), subject to such approval by the Board of Trustees and shareholders of each affected Portfolio as may be required by the 1940 Act. The Manager shall oversee the performance of delegated functions by any such party and shall furnish to the Trust with quarterly evaluations and analyses concerning the performance of delegated responsibilities by those parties.

              3.      Duties  as Administrator.    The  Manager will  assist  in
     administering the affairs of the Trust subject to the supervision of the Trust's Board of Trustees and the following understandings:

              (a) The Manager will supervise all aspects of the operations of the Trust except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board

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     of Trustees  of the  Trust of  its responsibility  for and  control of  the conduct of the Trust's affairs.

              (b) The Manager will investigate and, with appropriate approval of the Trust's Board of Trustees, select necessary service companies to conduct certain operations of the Trust, including the Trust's custodian, transfer agent, dividend disbursing agent, accountant and attorney.

              (c) The Manager will provide the Trust with such administrative and clerical services as are deemed necessary or advisable by the Trust's Board of Trustees, including the maintenance of certain books and records of the Trust and each Portfolio which are not maintained by the Trust's Custodian or any Subadviser.

              (d) The Manager will arrange, but not pay, for the periodic updating of Prospectuses and supplements thereto, proxy material, tax returns and reports to the Shareholders and to the Securities and Exchange Commission.

              (e) The Manager will provide the Trust with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

              (f)     The  Manager  will   make  itself  available  to   receive
     redemption requests as the Trust's transfer agent and will hold itself available to respond to Shareholder inquiries.

              4. Services Not Exclusive. The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

              5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

              6. Expenses. During the term of this Agreement, the Trust will bear all expenses not specifically assumed by the Manager incurred in its operations and the offering of its shares. Expenses borne by the Trust will include but not be limited to the following (or each Portfolio's proportionate share of the following): (a) brokerage commissions relating to securities purchased or sold by the Trust or any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Trust by the Manager; (c) expenses of organizing the Trust and the Trust; (d) filing fees and expenses relating to the registration and qualification of the Trust's shares and the Trust under federal or state securities laws and maintaining such registrations and qualifications; (e) distribution fees; (f) fees and salaries payable to the Trust's Trustees

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     and  officers  who  are  not  officers  or  employees  of  the  Manager  or interested persons (as defined in the 1940 Act) of any investment adviser or underwriter of the Trust; (g) taxes (including any income or franchise taxes) and governmental fees; (h) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (i) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Trust for violation of any law; (j) legal, accounting and auditing expenses, including legal fees of special counsel for the independent directors; (k) charges of custodians, transfer agents and other agents; (1) costs of preparing share certificates; (m) expenses of setting in type and printing Prospectuses and supplements thereto for existing shareholders, reports and statements to shareholders and proxy material; (n) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Trust; and (o) fees and other expenses incurred in connection with membership in investment company organizations.

              The Trust may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by the Manager and acknowledged as otherwise payable by the Manager pursuant to this Agreement, the Trust may reduce the fee payable to the Manager pursuant to paragraph 7 hereof by such amount. To the extent that such deductions exceed the fee payable to the Manager on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

              In addition, if the expenses borne by the Trust or any Portfolio in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which shares are registered or qualified for sale to the public, the Manager will reimburse the Trust or Portfolio for any excess up to the amount of the fee payable to it during that fiscal year pursuant to paragraph 7 hereof.

              7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, effective from the date of this Agreement, the Manager shall receive a fee as specified in Schedule A attached and made part of this Agreement. For the services provided and the expenses assumed pursuant to this Agreement with respect to any Portfolio hereafter established, the Manager shall receive a fee to be agreed upon and described in additional schedules to this Agreement.

              8. Limitation of Liability of the Manager. The Manager shall not be liable for any error of judgment or mistake of law for any loss suffered by the Trust in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Manager, who may be or become an officer, director, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by it.

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              9.      Duration  and Termination.   This  Agreement shall  become
     effective upon its execution; provided, that with respect to any Portfolio now existing or hereafter created, this agreement shall not take effect unless it has first been approved (i) by a vote of the majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Portfolio's outstanding voting securities. This Agreement shall remain in full force and effect continuously thereafter until terminated as follows:

              (a) The Trust may at any time terminate this Agreement with respect to any or all Portfolios by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager; or

              (b) With respect to any Portfolio, if (i) the Trustees of the Trust or the Shareholders of that Portfolio by the affirmative vote of a majority of the outstanding shares of such Portfolio, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or any Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of a Portfolio for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Manager may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder with respect to that Portfolio; or

              (c) The Manager may at any time terminate this Agreement with respect to any or all Portfolios by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid to the Trust.

              Action by the Trust under paragraph (a) above with respect to any Portfolio may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding Shares of such Portfolio.

              This Agreement will automatically and immediately terminate in the event of its assignment. Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

              10. Amendment of This Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement with respect to any Portfolio







     shall be effective until approved by vote of the holders of a majority of that Portfolio's outstanding voting securities.

              11. Name of Trust. The Trust may use the name "Heritage" or "Heritage Income Trust" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Manager. At such time as such an agreement shall no longer be in effect, the Trust will (to the extent that it lawfully can) cease to use any name derived from Heritage Income Trust, Raymond James &
     Associates, Inc., or Heritage Asset Management, Inc., or any successor organization.

              12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

              IN  WITNESS   WHEREOF,  the   parties  hereto  have   caused  this
     instrument to be executed by their officers designated below as of the day and year first above written.


     Attest:                                    HERITAGE INCOME TRUST

     By:_____________________________           By:_____________________________

     Attest:                                    HERITAGE ASSET MANAGEMENT, INC.

     By:_____________________________           By:_____________________________

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                                     SCHEDULE A
                                       TO THE
                               INVESTMENT ADVISORY AND
                               ADMINISTRATION AGREEMENT
                                       BETWEEN
                           HERITAGE ASSET MANAGEMENT, INC.
                                         AND
                                HERITAGE INCOME TRUST


              As compensation pursuant to section 7 of the Investment Advisory and Administrative Agreement between Heritage Asset Management, Inc. (the "Manager") and Heritage Income Trust the "Trust"), the Trust shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:


       (1)  For the Government
            Portfolio:

            Average Daily                      Advisory Fee as % of
              Net Assets                     Average Daily Net Assets
            -------------                    -------------------------

            All                                        0.50%

       (2)  For the Diversified
            Portfolio:

            Average Daily                      Advisory Fee as % of
             Net Assets                      Average Daily Net Assets
            -------------                    -------------------------

            First $100 million   . . . . . . . . . . .  0.60%
            Over $100 million  . . . . . . . . . . . .  0.50%
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